UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

GRAPHENE & SOLAR TECHNOLOGIES LIMITED

(Exact name of registrant as specified in its charter)

colorado

 (State or other jurisdiction of incorporation)

333-174194

(Commission file number)

27-2888719

(I.R.S. Employer Identification Number)

11201 North Tatum Boulevard

Suite 300

Phoenix, AZ

(Address of principal executive offices)

85028

(Zip Code)

(602)-388-8335

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01- Entry Into a Material Definitive Agreement

On February 8, 2024, Graphene & Solar Technologies Limited (GSTX) entered into a non-binding Memorandum of Understanding (MOU) with Henosis Limited a New Zealand Corporation (HENOSIS) (GSTX and HENOSIS referred to hereinafter as the “Parties”).

The MOU outlines general terms and conditions for GSTX to pursue the possible acquisition of certain shares held by HENOSIS. And HENOSIS desires to sell certain shares to GSTX. It is agreed upon that if negotiations become successful upon completing necessary due diligence and verifications, the parties would proceed accordingly with a definitive agreement on certain assets within 90-days of signing the MOU.

HENOSIS is offering to sell its shareholding in Ausquartz Group Holdings Pty Ltd (AQGROUP). The AQGROUP is involved in the testing, development and production of High Purity Quartz Sand, and High Purity Quartz Crucibles for use in solar and semiconductor wafer production.

Financial  Item 9.01 -Financial Statements and Exhibits.

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transactions. Not applicable.

(d) Exhibits.

Number	Description
XX.XX	Non-binding Memorandum of Understanding (MOU)

+Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2024	Graphene & Solar Technologies Limited

	By:	/s/ JASON MAY
	Name:	Jason May
	Title:	Chief Executive Officer and Director